EXHIBIT 99.1


[AT&T Logo]                                                      [Comcast Logo]


NEWS RELEASE
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For more information, contact:

Eileen M. Connolly - AT&T
908-221-6731

Adam Miller, Brian Faw - Comcast
The Abernathy MacGregor Group
212-371-5999

FOR RELEASE WEDNESDAY DECEMBER 19, 2001
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                      AT&T BROADBAND TO MERGE WITH COMCAST
                     CORPORATION IN $72 BILLION TRANSACTION

  Strategic Combination Creates One of the Most Powerful Communications, Media
                    and Entertainment Companies in the World
  Nation's Premiere Broadband Services Network Will Serve More Than 22 Million
                                  Subscribers

NEW YORK AND PHILADELPHIA -- AT&T (NYSE: T) and Comcast Corporation (NASDAQ:
CMCSA, CMCSK) today announced that their Boards of Directors approved a definitive agreement to combine AT&T Broadband with Comcast in a transaction that values


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AT&T Broadband at an aggregate value of $72 billion. The transaction will create the world's pre-eminent broadband services company and is expected to be tax-free to shareowners.

The new company, to be called AT&T Comcast Corporation, will be one of the leading and most powerful communications, media and entertainment companies in the world. It will have approximately 22 million subscribers and a major presence in 17 of the United States' 20 largest metropolitan areas, including Atlanta, Boston, Chicago, Dallas-Fort Worth, Denver, Detroit, Miami, Philadelphia, and San Francisco-Oakland. It will be the world's leading provider of broadband video, voice and data services with annual pro forma revenue of approximately $19 billion. The combined company will have a presence in 41 states with approximately 5 million digital video customers, 2.2 million high-speed data customers and one million cable telephony customers.

AT&T Comcast Corporation will begin life with a clear mandate to aggressively expand the availability of those services throughout its service areas, including plans to bring a choice in local telephone service to more than 38 million homes passed by its cable systems. The new company's telephony footprint will have national reach and its scale will allow it to develop and deploy new broadband applications such as video on demand and interactive television.

AT&T's decision, which received unanimous approval and full support by its Board of Directors, culminates a rigorous process that began last July when the AT&T Board directed management to assess strategic and financial alternatives for its Broadband unit to create long-term shareowner value.

"AT&T Comcast will create value for its customers, shareowners and employees by bringing more services to more people more quickly," said C. Michael Armstrong, Chairman and CEO of AT&T. "This is a leap forward in realizing a vision that thousands of AT&T people have worked toward - bringing greater choice in affordable broadband video, voice and data services to even more American homes. AT&T Broadband and Comcast can accomplish more together than we could alone. Our shareowners and our employees will both benefit from the industry-leading growth we will achieve."

Brian L. Roberts, president of Comcast Corporation, said, "Bringing together AT&T Broadband and Comcast, creates a company with a national footprint and a powerful growth platform uniquely positioned to efficiently deliver content and entertainment to its customers. I look forward to working with Mike and the AT&T Broadband team to achieve the full potential of this tremendous new company.

"We are particularly excited about the telephony prospects," Brian Roberts continued. "The size of our telephony footprint, combined with AT&T's expertise and leadership in the telephony space, will enable us to accelerate the deployment of telephone services to many new markets."


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"This transaction is the most rewarding and important step Comcast has taken since I started the company nearly four decades ago," said Ralph J. Roberts, chairman of Comcast Corporation. "Combining Comcast with AT&T Broadband is a once in a lifetime opportunity that creates immediate value and positions the company for additional growth in the future. Shareholders, employees and customers alike are poised to reap considerable benefits from this remarkable union."

Terms of the agreement
----------------------
o Under the terms of the definitive agreement, AT&T will spin off AT&T Broadband and simultaneously merge it with Comcast, forming a new company to be called AT&T Comcast Corporation.

o AT&T shareholders will receive approximately 0.34 shares of AT&T Comcast Corporation for each share of AT&T they own (subject to adjustment based on the number of AT&T shares at closing). Comcast shareholders will receive one share of AT&T Comcast Corporation for each Comcast share they own.

o AT&T shareowners will own a 56 percent economic stake and about a 66 percent voting interest in the new company. The Roberts family, which owns Comcast Class B shares, will control one third of the new company's outstanding voting interest.

o AT&T Comcast Corporation's assets will consist of both companies' cable TV systems, as well as AT&T's interests in cable television joint ventures and its 25.5 percent interest in Time Warner Entertainment, and Comcast's interests in QVC, E! Entertainment, The Golf Channel, and other entertainment properties.

o The new company will assume nearly $20 billion in debt and other liabilities from AT&T and its subsidiaries, as well as $5 billion of AT&T subsidiary trust convertible preferred securities held by Microsoft Corporation, making the aggregate value of the transaction to AT&T shareholders worth $72 billion, based on the closing price of Comcast Class K stock on December 19.

o AT&T shareowners would receive value equivalent to $13.07 per AT&T share based on Comcast's closing share price on Wednesday, December 19, while retaining complete ownership of AT&T's traditional communications businesses.

In conjunction with the transaction, Microsoft Corporation has agreed to convert the $5 billion of AT&T subsidiary trust convertible preferred securities into 115 million shares of AT&T Comcast Corporation.

AT&T and Comcast will each contribute five Board members to the new company and they will jointly select two additional members who have no current affiliation with either company. Brian


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Roberts, 42, will be Chief Executive Officer of the new company. As part of the agreement, Armstrong will serve as Chairman of the new company when the merger closes instead of retiring from AT&T in May 2003 as he had planned. The AT&T Comcast Corporation transaction is expected to close at the end of 2002. Until then, Armstrong, 63, will remain Chairman and CEO of AT&T. AT&T Comcast Corporation will be headquartered in Philadelphia and maintain executive offices in the New York City area.

Armstrong and Roberts have also established a transition team to address issues arising from the merger of AT&T Broadband and Comcast from today's announcement through the closing. The members of the transition team are Steven Burke, president of Comcast Cable, Charles H. Noski, chief financial officer of AT&T, William Schleyer, president and CEO of AT&T Broadband, and Lawrence Smith, executive vice president of Comcast Corporation.

Accounting for non-strategic assets that have been, or will be, sold, AT&T originally paid about $4,100 per subscriber for TCI and MediaOne, largely in AT&T stock. Today's announcement values AT&T's cable systems at approximately $4,500 per subscriber based on today's closing price of Comcast stock and gives AT&T shareowners majority ownership of the nation's leading broadband services company with an initial total aggregate value of approximately $120 billion.

The merger of AT&T Broadband and Comcast is subject to regulatory review, approval by both companies' shareholders and certain other conditions. AT&T also intends to proceed with other aspects of its previously announced restructuring, including the creation of a tracking stock for its consumer services unit, which is expected to be fully distributed to AT&T shareholders following shareholder approval in mid-2002.

Following the separation of AT&T Broadband and the establishment of the AT&T Consumer tracking stock, the familiar "T" stock symbol will reflect the financial results of AT&T Business, which will retain ownership of the "AT&T" brand. AT&T Business is one of the world's leading providers of enterprise voice and data communications, serving more than 4.2 million customers. For the 12 months ended September 30, 2001, AT&T Business had revenue of more than $28 billion and earnings before interest and taxes (EBIT), excluding other income, asset impairments and pre-tax equity earnings, of approximately $5 billion. In the same period, AT&T Consumer had revenue of nearly $16 billion and EBIT, on the same basis, of about $5.4 billion, with margins that are three times those of its largest competitor.

Credit Suisse First Boston and Goldman Sachs acted as financial advisors to AT&T. Morgan Stanley, JP Morgan, Merrill Lynch and Quadrangle Group acted as financial advisors to Comcast. Wachtell, Lipton, Rosen & Katz is legal advisor to AT&T. Davis Polk & Wardwell is legal advisor to Comcast.


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About AT&T
----------
AT&T (http://www.att.com) is among the world's premier voice, video and data communications companies, serving consumers, businesses and government. Backed by the research and development capabilities of AT&T Labs, the company runs the world's largest, most sophisticated communications network and is the largest cable operator in the U.S. The company is a leading supplier of data, Internet and managed services for businesses and offers outsourcing, consulting and networking-integration to large businesses.


About Comcast
-------------
Comcast Corporation (www.comcast.com) is principally engaged in the development, management and operation of broadband cable networks and in the provision of content through principal ownership of QVC, Comcast-Spectacor and Comcast SportsNet, a controlling interest in E! Entertainment Television and through programming investments.

Comcast's Class A Special Common Stock and Class A Common Stock are traded on The Nasdaq Stock Market under the symbols CMCSK and CMCSA, respectively.

                                     # # #

NOTE TO FINANCIAL MEDIA: AT&T executives will discuss today's announcement on a two-way conference call for financial analysts at 8:30 a.m. ET. Reporters are invited to listen to the call. U.S. callers should dial 800-230-1092 to access the call. Callers outside the U.S. should dial 612-332-0342.

A replay of the event will be available on the AT&T web site beginning shortly after the presentation. The Web site address is http://www.att.com/ir.

AT&T executives will hold a press conference and conference call at 11:00 a.m. in the Nassau Suite of the New York Hilton. Reporters are invited to dial into the conference and ask questions. U.S. callers should dial 888-276-9996 to access the call. Callers outside the U.S. should dial 612-333-4911.

The New York Hilton is located at 1335 Avenue of the Americas.

The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could


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cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, AT&T and Comcast will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by AT&T and Comcast with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company's other filings with the Commission may also be obtained from the respective companies. Free copies of AT&T's filings may be obtained by directing a request to AT&T Corp., 295 North Maple Avenue, Basking Ridge NJ 07920. Free copies of Comcast's filings may be obtained by directing a request to Comcast, 1500 Market Street, Philadelphia PA 19102.

PARTICIPANTS IN THE SOLICITATION

AT&T, Comcast and their respective directors, executive officers and other members of their management and employees may be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of AT&T's and Comcast's stockholders under the rules of the Commission is set forth in public filings filed by AT&T and Comcast with the Commission and will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the Commission.

Information concerning Comcast's participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.


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